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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of all subsidiaries of First Equity Properties, Inc., the state or other jurisdiction of organization or incorporation and the names under which such subsidiaries do business (indention means direct parent relationship):

                                                               JURISDICTION OF
                                                               ORGANIZATION OR
                       NAME OF ENTITY                           INCORPORATION
                       --------------                          ---------------
First Equity Properties, Inc.*..............................   Nevada
Carmel Realty, Inc..........................................   Texas
Regis Management Corporation (formerly Williamsburg
  Management Corporation)...................................   Nevada

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* First Equity Properties, Inc. is also the holder of a 81.6% limited partner interest in Carmel Realty Services, Ltd., a Texas limited partnership.

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